EXHIBIT 5.1

[LETTERHEAD OF AKIN GUMP STRAUSS HAUER & FELD LLP]

October 25, 2005

The Wet Seal, Inc.

26972 Burbank

Foothill Ranch, California 92610

Re:	The Wet Seal, Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to The Wet Seal, Inc., a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3, as amended from time to time (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and resale by the selling securityholder listed in the Registration Statement (the “Selling Securityholder”) of up to 250,000 shares of the Company’s Class A common stock, par value $0.10 per share, issued by the Company to the Selling Securityholder (collectively, the “Shares”).

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this opinion letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

When the Registration Statement has become effective under the Securities Act, when sold and delivered as described in the Registration Statement, the Shares will be duly authorized and validly issued and are fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of the State of New York and the General Corporation Law of the State of Delaware.

[LETTERHEAD OF AKIN GUMP STRAUSS HAUER & FELD LLP]

The Wet Seal, Inc.

October 25, 2005

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ AKIN GUMP STRAUSS HAUER & FELD LLP